Exhibit 10.3

FORM OF
FARMER BROS. CO.
2017 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT (DIRECTORS)
Farmer Bros. Co. (the “Company”) has granted to the participant listed below (“Participant”) the restricted stock award (the “Award” or the “Restricted Stock”) described in this Restricted Stock Grant Agreement (this “Agreement”), subject to the terms and conditions of this Agreement and the Farmer Bros. Co. 2017 Long-Term Incentive Plan (as amended from time to time, the “Plan”), which is incorporated into this Agreement by reference. To the extent not defined herein, terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.

Participant:
Grant Date:
Number of shares of Restricted Stock:
Vesting Schedule
Subject to and conditioned upon Participant’s continued service as a Director of the Company through the earlier of (i) the ____ year anniversary of the Grant Date or (ii) the date of the _____ annual meeting of the Company’s stockholders immediately following the Grant Date (as applicable, the “Vesting Date”), and further subject to the terms and conditions of this Agreement and the Plan, ____% of the Restricted Stock shall vest on the Vesting Date. Notwithstanding the foregoing, the Restricted Stock shall be subject to accelerated vesting in certain circumstances as provided in this Agreement.
In no event shall any additional shares of Restricted Stock vest following Participant’s Termination of Service.

ELECTRONIC ACCEPTANCE OF AWARD:

By clicking on the “ACCEPT” box on the “Accept Grant” page, you agree to be bound by the terms and conditions of this Agreement and the Plan. You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Restricted Stock pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Restricted Stock.

ARTICLE I.

AWARD; VESTING; FORFEITURE AND ESCROW
1.1    Restricted Stock. The Company hereby issues the Restricted Stock to Participant effective as of the Grant Date set forth above pursuant to either (a) a stock certificate or certificates representing the Restricted Stock registered in Participant’s name or (b) the Restricted Stock entered and held in book-entry form, as determined by the Company. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the shares of Restricted Stock are held in book-entry form, then the book-entry will indicate that the shares of Restricted Stock are subject to the restrictions contained in this Agreement.
1.2    Vesting. Except as otherwise provided in Section 1.3 of this Agreement, the Restricted Stock will become vested and nonforfeitable (“Vested Shares”) according to the vesting schedule set forth above.
1.3    Termination of Service; Change in Control.
(a)    In the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any shares of Restricted Stock that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise provided for in this Agreement. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.
(b)    Notwithstanding anything to the contrary herein, if Participant’s Termination of Service occurs by reason of Participant’s death or Disability, in each case, prior to the Vesting Date, subject to and conditioned upon Participant’s (or Participant’s guardian or estate as applicable) timely execution of an effective release in a form prescribed by the Administrator, a pro-rata portion of the shares of Restricted Stock equal to the number of shares of Restricted Stock subject to this Award multiplied by a fraction, the numerator of which is the number of days elapsed between the Grant Date and the date of Participant’s Termination of Service and the denominator of which is three hundred sixty-five (365) (rounded up to the next whole Share), shall become fully vested and non-forfeitable as of the date of such Termination of Service and any remaining Unvested Shares shall immediately and automatically be forfeited effective as of such Termination of Service.
(c)    Notwithstanding anything to the contrary herein, in the event of a Change in Control any then Unvested Shares shall become fully vested and non-forfeitable as of immediately prior to such Change in Control. The Administrator may condition such accelerated vesting upon Participant’s timely execution of an effective release and/or other transaction-related documents in a form or forms prescribed by the Company.
1.4    Escrow.
(a)    Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, or (ii) they become Vested Shares. By accepting the Restricted Stock, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Stock.

(b)    As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed.
1.5    Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Stock by the Company, Participant will have all the voting rights of a stockholder of Common Stock with respect to the Restricted Stock. Any dividends declared on the Common Stock with respect to Unvested Shares shall not be paid to Participant on a current basis, but shall instead accumulate and be paid to Participant in a lump sum as soon as administratively practicable following the time that, and only to the extent that, the underlying Unvested Shares become Vested Shares. Participant’s right to any unpaid dividends with respect to Unvested Shares that are forfeited, cancelled or otherwise terminate without having vested shall be forfeited, cancelled and shall terminate upon the forfeiture, cancellation or termination of the underlying Unvested Shares. Any amounts that may become distributable in respect of dividends declared or paid on the Restricted Stock shall be treated separately from the Restricted Stock and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of time and form of payments required by Section 409A).
ARTICLE II.

TAXATION AND TAX WITHHOLDING

2.1    Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83(a) of the Code, Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof reasonably satisfactory to the Administrator of timely filing thereof with the Internal Revenue Service.
2.2.    Responsibility for Taxes. The Company has the authority to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. Participant is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or sale of the shares of Restricted Stock subject to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.
ARTICLE III.

RESTRICTIVE LEGENDS

3.1    Legends. Any certificate representing a Share of Restricted Stock will bear the following legend until the Share of Restricted Stock becomes a Vested Share:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK

AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
ARTICLE IV.

OTHER PROVISIONS

4.1    Nature of Grant. In accepting the Award, Participant understands, acknowledges, and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;

(b)    the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted in the past;

(c)    all decisions with respect to future restricted stock or other grants, if any, will be at the sole discretion of the Administrator;

(d)    the Restricted Stock grant and participation in the Plan shall not create a right to employment or continued service or be interpreted as forming or amending an employment or service contract with the Company or any other Subsidiary and shall not interfere with the ability of the Company or any other Subsidiary, as applicable, to terminate Participant's service relationship (if any) at any time with or without cause;

(e)    Participant is voluntarily participating in the Plan;

(f)    the Award and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation (if any);

(g)    the Award and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or other similar payments (if any);

(h)    the future value of the Shares underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws or the terms of Participant's employment or service agreement, if any);

(j)    unless otherwise agreed with the Company, the Award and the Shares subject thereto, and the income and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary;

(k)    unless otherwise provided in the Plan or by the Administrator, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and

4.2    No Advice Regarding Grant. Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is any such party making recommendations regarding participation in the Plan, or Participant's acquisition or sale of the underlying shares of Restricted Stock. Participant understands and agrees that Participant should consult with Participant's own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Awards under the Plan.
4.3    Transferability. The Award is not transferable, except by will or the laws of descent and distribution or as permitted by the Administrator in accordance with the terms of the Plan. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law.
4.4    Adjustments. Participant acknowledges that the Award is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.5    Defined Terms; Titles. Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.6    Conformity to Applicable Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.7    Successors and Assigns; Third-Party Beneficiaries. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Each Subsidiary is an intended third-party beneficiary of any rights or entitlements conferred on any such party hereunder, and shall be entitled to enforce such rights and entitlements hereunder as if such entity was a signatory to this Agreement.
4.8    Entire Agreement and Imposition of Other Terms. The Plan and this Agreement (including all exhibits and appendices hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company (or between any other Subsidiary) and Participant with respect to the subject matter hereof. Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Administrator determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
4.9    Severability. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.
4.10    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person.
4.11    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates a contractual arrangement between the Company and Participant only (except as expressly provided above with respect to third-party rights of Subsidiaries) and shall not be construed as creating a trust for the benefit of Participant. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award, and rights no greater than the right to receive the shares as a general unsecured creditor with respect to the Restricted Stock.
4.12    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.13    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.14    Limitations Applicable to Section 16 Persons
4.15    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.
4.16    Clawback Provisions. In consideration of the grant of this Award, Participant agrees that this Award (including the gross amount of any proceeds, gains or other economic benefit Participant actually or constructively receives upon receipt of this Award or the receipt or resale of any Shares underlying this Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Laws or any policy of the Company providing for the reimbursement of incentive compensation (including any policy adopted after the Grant Date).
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